As filed with the Securities and Exchange Commission on July 31, 2018

Registration No. 333-205426

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 2

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WMIH CORP.

(Exact name of registrant as specified in its charter)

Delaware	91-1653725
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

8950 Cypress Waters Blvd.

Coppell, TX 75019

(469) 549-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Anthony W. Villani

Executive Vice President & General Counsel

8950 Cypress Waters Blvd.

Coppell, TX 75019

(469) 549-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kerry E. Berchem, Esq.

Alice Hsu, Esq.

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, New York 10036

(212) 872-1000

Approximate date of commencement of proposed sale to the public: Not Applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

EXPLANATORY NOTE/DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-3, Registration No. 333-205426 (as amended, the “Registration Statement”), of WMIH Corp., a Delaware corporation (the “Registrant”), registering for resale by selling security holders, among other securities, (i) up to 30,700,000 shares of our Common Stock issuable upon exercise of our Tranche A Warrant (the “Tranche A Warrant”) and (ii) up to 30,700,000 shares of our Common Stock issuable upon exercise of our Tranche B Warrant (the “Tranche B Warrant” and, together with the Tranche A Warrant, the “Warrants,” collectively, the “Common Stock Underlying the Warrants”).

In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that have not been sold at the termination of the offering, the Registrant hereby amends the Registration Statement to deregister the Common Stock Underlying the Warrants that were registered but unsold under the Registration Statement. The Common Stock Underlying the Warrants are being removed from registration because they are no longer being offered or sold pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Coppell, State of Texas, on July 31, 2018.

WMIH CORP.

By:	/s/ Amar R. Patel
	Name:	Amar R. Patel
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement on Post-Effective Amendment No. 2 on Form S-3 has been signed on July 31, 2018 by the following persons in the capacities indicated.

Signature	Title

/s/ Jay Bray Jay Bray	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

/s/ Amar R. Patel Amar R. Patel	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Steven D. Scheiwe Steven D. Scheiwe	Director

/s/ Robert Gidel Robert Gidel	Director

/s/ Roy Guthrie Roy Guthrie	Director

/s/ Christopher J. Harrington Christopher J. Harrington	Director

/s/ Michael D. Malone Michael D. Malone	Director

/s/ Tagar C. Olson Tagar C. Olson	Director